Exhibit 20.1

Shareholders' Annual Meeting May 16, 2002 HanoverDirect, Inc.

AGENDA 1. Value of HDI brands and operations 2. FY2001 improvements and key actions 3. FY2002 priorities

The information we will present in our discussion, as well the answers to your questions, may include a number of forward-looking statements. In accordance with the provisions of the Private Securities Litigation Reform Act of 1995, please be advised that the Company's actual results could differ materially from those set forth in or implied in these forward-looking statements. Information that could cause actual results to differ materially from the forward-looking statements is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 29, 2001, a copy of which is available on the SEC's website

VALUE OF HANOVER DIRECT 1 Product development expertise - increase margins - foster customer loyalty - Proprietary products - - The Company Store 90% - - Domestications 73% - - Silhouettes 95%

VALUE OF HANOVER DIRECT - continued 2 Brand equity - over 200 million catalogs per year - long-standing customer relationships, e.g. - - The Company Store 90 years - - Domestications 19 years - - Silhouettes 16 years 3 Brand and category extension growth - Company Kids launched - overwhelming results - Silhouettes expanded offerings in intimates, footwear and swimwear in FY2002 - Domestications - more home accessories

VALUE OF HANOVER DIRECT - continued 4 Rapid growth of internet sales - increase customer contacts - lower catalog costs - FY2002 March: - - 20% internet demand (LY 15%) - - 1.8 million email customers - - 5.2 million monthly unique visitors

2001 OPERATING STATISTICS • 241.5 million catalogs mailed • 9.2 million customer service and order calls • 7.2 million packages delivered to customers • 13.0 million 36 months customer names • 2.7 million 12 months customers • 1.6 million email names

HANOVER DIRECT NET INCOME $ millions

HANOVER DIRECT EBITDA* $ millions * Earnings Before Interest, Taxes, Depreciation and Amortization. Also excludes gain on asset sales and restructuring charges Percent of Sales: (6.1%) (1.3%) 2.2%

2001 INITIATIVES 1 Reduced payroll costs in excess of $39 million 2 Recapitalization of Richemont Preferred Stock - over 74 million common shares retired 3 Sold Improvements catalog for over $33 million 4 Streamlined operations - sold Kindig Lane (PA) facility - closed Maumelle (AK) distribution center - closed San Diego (CA) call center

5 Reached telemarketing services agreement with Memberworks, Inc. 6 Secured long-term contracts with key paper, printing and telecommunications vendors at aggressive discounts 7 Consolidated overhead of Gump's store and catalog to San Francisco 8 Restructured Change in Control (CIC) plan and reduced potential costs by over $15 million or 55% 2001 INITIATIVES - continued

SUMMARY OF MANAGEMENT REDUCTIONS - NUMBER OF POSITIONS 12/1/00 5/1/02 Reduction % Change Executive Management 18 9 9 50 (CEO,CFO,COO, CAO EVP, SBU Pres.) Senior Management 48 25 23 48 (SVP, VP's) Middle Management 64 39 25 39 (Directors, Sr. Buyers) Total 130 73 57 44%

SUMMARY OF MANAGEMENT REDUCTIONS - SALARY $ millions 12/1/00 5/1/02 Reduction % Change Executive Management 5.0 3.2 1.9 37 (CEO,CFO,COO, CAO EVP, SBU Pres.) Senior Management 7.1 3.6 3.5 49 (SVP, VP's) Middle Management 6.1 3.7 2.3 39 (Directors, Sr. Buyers) Total 18.2 10.5 7.7 42%

SUMMARY OF MANAGEMENT REDUCTIONS - TOTAL COMPENSATION* $ millions 12/1/00 5/1/02 Reduction % Change Executive Management 7.9 4.6 3.3 42 (CEO,CFO,COO, CAO EVP, SBU Pres.) Senior Management 8.9 4.5 4.3 49 (SVP, VP's) Middle Management 7.0 4.3 2.7 39 (Directors, Sr. Buyers) Total 23.7 13.4 10.3 44% *Salary and Bonus

SUMMARY OF MANAGEMENT REDUCTIONS - CIC* POTENTIAL MAXIMUM LIABILITY $ millions 12/1/00 5/1/02 Reduction % Change Executive Management 16.9 5.2 11.8 70 (CEO,CFO,COO, CAO EVP, SBU Pres.) Senior Management 8.9 3.6 5.3 59 (SVP, VP's) Middle Management (Directors, Sr. Buyers) 3.9 1.9 2.1 53 Total 29.7 10.6 19.1 64% *No firm offers have ever been received by HDI that could trigger possible payments of CIC benefits.

2002 PRIORITIES 1 Continue to improve cost structure, profit and brand equity - All cost centers scrutinized - - 50 exempt and 100 non-exempt positions - - catalog costs and operational productivity - Profitable growth of 3rd party fulfillment business - Domestications: creative and content, circulation efficiencies

2002 PRIORITIES - continued - Completion of Gump's integration - Turnaround of Men's business - Implementation of growth opportunities: TCS kids, home accessories, baby Gumps, Women's footwear and intimates - Rollout of major affiliate programs - Expansion of Buyers Club programs

2002 PRIORITIES - continued 2 Strengthen the balance sheet - Maumelle lease exit - Weehawken sub-lease negotiation - Poplar Street lease restructure - San Diego call center consolidation into LaCrosse and Hanover